EXHIBIT 10.01

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into on April 4, 2014, by and among SSA Solar of HI, LLC, a Hawaii limited liability company (“Buyer”), and Waianae PV-02 LLC, a Hawaii limited liability company (“Seller”). Buyer and Seller  are referred to collectively as the “Parties” and each individually as a “Party.” Definitions of capitalized terms not otherwise defined herein are set out in Exhibit A attached hereto and made a part hereof.

RECITALS

A.

Prior to the consummation of the transactions contemplated under  this Agreement, Seller has been engaged in the development, construction and operation of a grid- connected ground-mounted photovoltaic power plant with a total generating capacity rated at approximately 400 kWh ac (the “Solar Facility”) at 86-119 Kuwale Road, Waianae, HI 96792, originally leased pursuant to an unrecorded Lease Agreement dated November 28, 2011 as amended and restated by the Amended and Restated Site Lease Agreement dated September 29, 2012, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. A- 47360622, as amended by Amendment to Lease dated December 20, 2013 recorded in the Bureau of Conveyances at Document No. A-51210624 (as amended, the “Solar Site Lease”) between Roland Maneafaiga and Jannette Maneafaiga, jointly and severally, as Lessor, and Seller, as Lessee.

B.

Seller also entered into a Schedule FIT Tier 1 and Tier 2 Agreement dated January 30, 2012, with Hawaiian Electric Company (the “PPA”). Pursuant to the PPA, Hawaiian Electric Company has agreed to purchase the energy output of the Solar Facility.

C.

Seller owns or leases all of the assets necessary for the operation of the Solar Facility.

D.

Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, substantially all the assets of the Solar Facility, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations, warranties, conditions and agreements contained herein, the Parties agree as follows:

ARTICLE 1 PURCHASE AND SALE OF ASSETS

1.1

Sale and Purchase.  Upon the terms set forth in this Agreement, and in reliance on the respective representations and warranties of the Parties, Seller agrees to sell, convey, assign, transfer and deliver the Assets to Buyer, free and clear of all Encumbrances, and Buyer agrees to purchase and accept delivery of the Assets from Seller, free and clear of all Encumbrances, on the Closing Date at the time and place of Closing for the consideration and in accordance with the provisions of this Agreement.

1.2

Assets. The term “Assets” means all of Seller’s right, title and interest in and to the Solar Facility, the design and engineering of the Solar Facility, and all of the properties, assets and rights comprising the Solar Facility, whether tangible, intangible or personal and wherever located, specifically including, without limitation, the following (specifically excluding the Excluded Assets):

(a)

all accounts receivable resulting from the operations of the Solar Facility, as well as all deposits, security deposits with regard to the Assumed Leases, prepaid items and expenses, deferred charges, rights of offset and credits and claims for refund relating to products and services purchased or sold by the Seller in connection with the Solar Facility;

(b)

all Environmental Financial Incentives and Green Attributes in connection with the Solar Facility, including any and all application rights, interest, claim or entitlement for an allocation of (i) Hawaii’s Renewable Portfolio Standard Statute (codified at Hawaii Revised Statues (“HRS”) §269-91 through §269-95 (the “RPS Law”)); (ii) Hawaiian Renewable Energy Technologies Income Tax Credit (“RETITC”), HRS §235-12.5; (iii) Performance-Based Incentive (Feed-in Tariff) program, adopted by HI PUC Decision and Order, Docket 2008-0273; (iv) Hawaii Capital Goods Excise Tax Credit (“HCGETC”), HRS §235-110.7; and (v) Honolulu real property tax exemption, Honolulu City Counsel Bill 58 dated October 1, 2009;

(c)

the inventories, equipment, machinery, materials, supplies, advertising and promotional materials, furniture, fixtures, leasehold improvements and other tangible assets of the Solar Facility, including those identified in Parts 2.13(a) of the Disclosure Schedule;

(d)

all contract rights with respect to the Contracts of Seller in connection with the Solar Facility, including all Material Contracts identified in Part 2.12 of the Disclosure Schedule (collectively, the “Assumed Contracts”);

(e)

the leasehold interests associated with the Solar Facility identified in Part 1.2(e) of the Disclosure Schedule that are effectively assigned and transferred to the Buyer hereby as part of the Assets pursuant to the Bill of Sale and Assignment and Assumption Agreement (the “Assumed Leases”);

(f)

all bids, quotations and proposals for Contracts, whether oral or written, to which Seller is a party or by which Seller is bound that relate to the Solar Facility;

(g)

all Permits held by Seller, including the Permits identified in Part 2.9(c) of the Disclosure Schedule, relating to the Solar Facility, but solely to the extent such Permits are transferable;

(h)

all claims and causes of action of Seller against other Persons relating to the Assets (regardless of whether or not such claims and causes of action have been asserted by Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller relating to the Assets (regardless of whether such rights are currently exercisable), including those warranty rights identified in Part 2.13(c) of the Disclosure Schedule;

(i)

all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller for the Solar Facility, or affecting the property, machinery or equipment owned by Seller and used in connection with, or relating to, the Solar Facility;

(j)

all Intellectual Property, know-how, goodwill and similar or related assets of Seller relating to the Solar Facility and variations thereof, including the Intellectual Property identified in Part 2.11 of the Disclosure Schedule;

(k)

all motor vehicles owned or leased by the Seller and used or held for use primarily in connection with the operation of the Solar Facility, including all vehicles identified in Part 1.2(k) of the Disclosure Schedule;

(l)

all site plans, surveys, soil and substratus studies, architectural drawings, plans and specifications, engineering, electrical and mechanical plans and studies, floor plans, landscape plans, appraisals, feasibility studies, environmental studies and other plans and studies of any kind if existing and in the possession or subject to the control of Seller relating to the Leased Real Property (collectively, “Property Plans”);

(m)

all records (including employment records), files and papers specifically and pertaining to the Solar Facility (the “Books and Records”); and

(n)

all other assets identified in Part 1.2(n) of the Disclosure Schedule.

1.3

Excluded Assets. Notwithstanding anything to the contrary contained herein, the Assets do not include the following (collectively, the “Excluded Assets”):

(a)

cash and cash equivalents of Seller; and

(b)

the other assets set forth in Part 1.3(b) of the Disclosure Schedule, if any.

1.4

Assumed Liabilities. Subject to the terms and conditions hereof, at Closing, the Buyer shall assume the following Liabilities, and only the following Liabilities, of Seller (and Buyer shall promptly pay and perform such Liabilities when due): All Liabilities arising after the Closing Date under the Assumed Contracts and Assumed Leases; provided, that such obligations: (i) arise after the Closing Date; (ii) do not arise from or relate to any default or breach by a Seller prior to the Closing Date of any provision of any of the Assumed Contracts or Assumed Leases; (iii) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of, or default under, any of the Assumed Contracts; and (iv) are ascertainable (in nature and amount) solely by reference to the express terms of the Assumed Contracts and Assumed Leases. For convenience of reference, the Liabilities being assumed by the Buyer as aforesaid are hereinafter collectively referred to as the “Assumed Liabilities.”

1.5

Excluded Liabilities. Notwithstanding anything to the contrary contained in this Agreement, and regardless of whether such liability is disclosed in this Agreement, in any of the Transaction Documents or on any Schedule or Exhibit hereto or thereto, Buyer will not assume, agree to pay, perform and discharge or in any way be responsible for any debts, liabilities and obligations, of Seller of any kind or nature whatsoever, arising out of, relating to, resulting from, or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with the Solar Facility, the Assets, or Seller existing, arising or occurring on or prior to the Closing Date other than the Assumed Liabilities (the “Excluded Liabilities”). Seller shall promptly pay and perform such Excluded Liabilities when due. For all of the Excluded Assets not purchased, Buyer assumes no liability associated therewith.

1.6

Purchase Price; Closing; Payment; Allocation.

(a)

Purchase Price.

The aggregate consideration for the Assets shall be as follows, subject to any adjustment as provided herein:

(1)

Two Million Seventy Thousand Six Hundred and 00/100 dollars ($2,070,600.00) in cash (“Purchase Price”) which amount represents the anticipated nameplate capacity of 493,000 Watts multiplied by $4.20 per Watt and which amount shall be adjusted prior to Closing at such rate to reflect the final nameplate capacity; and

(2)

Buyer’s assumption of the Assumed Liabilities.

(b)

Closing. The closing of the sale of the Assets and the consummation of the other transactions contemplated by this Agreement (the “Closing”) shall take place at such time and/or date as Buyer and Seller may jointly designate, which Closing shall be no later than the fifth Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Articles 5 and 6 (other than those conditions that are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

(c)

Closing Payments. Upon the terms and subject to the conditions set forth in this Agreement, including the satisfactory completion or waiver of the Conditions To Buyer’s Obligations set forth in Article 6, Buyer shall pay the following amounts:

(1)

transfer that portion of the Purchase Price directly to creditors of Seller pursuant to the Funds Flow Memorandum in amounts necessary to satisfy all of the liabilities, indebtedness or other obligations for borrowed money, including capitalized leases, and accounts payable identified in Parts 2.5 and 2.7 of the Disclosure Schedule; and

(2)

pay the balance of the Purchase Price less Holdback Funds, hereinafter defined, by wire transfer of immediately available funds to Seller’s designated bank accounts.

(d)

Holdback Funds. Buyer shall pay an amount equal to five percent (5.0%) of the Purchase Price (the “Holdback Funds”) upon the satisfaction of the following conditions: The completion of a 90-day “burn-in” period commencing on the Closing Date during which Seller shall bear any Losses (excluding normal operating expenses) not otherwise covered by any warranty being transferred or assigned by Seller under the terms of this Agreement to repair or replace, at Buyer’s sole option, any of the Solar Facility’s component parts or equipment that fail due to any latent defect, manufacturer’s defect or error or omission in engineering, design or construction.

(e)

Allocation of Consideration.  The consideration referred

to in Section 1.6(a) shall be allocated among the Assets as set forth on Section 1.6(e) of the Disclosure Schedule and in a manner consistent with the requirements of the Code and the regulations promulgated thereunder. Such allocation shall be conclusive and binding upon Buyer and Seller for all purposes. The Parties will each report the federal, state and local and other tax consequences of the acquisition contemplated hereby (including the filing of Internal Revenue Service Form 8594) in a manner consistent with such allocation schedule.

1.7

Prorations.

(a)

Prorations. Prorations as of Closing Date, with respect to the purchase price for the Assets shall include, without limitation, rental and lease payments under the Solar Site Lease, all ad valorem, real estate and other applicable property Taxes, payments with respect to Assumed Contracts and Assumed Leases, payments made pursuant to Assumed Liabilities, rents, utility expenses, water and sewer use charges, prepaid fees and expenses to the extent Buyer will receive a benefit thereof, and all other expenses attributable to the ownership and operation of the Assets, except as otherwise expressly provided herein.

(b)

Exceptions.

The prorations shall not include, without limitation, the following: (i) Excluded Liabilities and Excluded Assets; (ii) Taxes arising by reason of the transfer of the Assets as contemplated hereby, which shall be paid as set forth in Section 7.2, and

(iii)

Taxes based on income of a Seller. Any and all Environmental Financial Incentives, Green Attributes, rebates and other incentives, as well as Assumed Liabilities related thereto, shall be for the account of Buyer, as determined in accordance with GAAP.

(c)

Estimated Closing Prorations. On the Business Day immediately prior to the Closing Date, Seller shall deliver to Buyer an estimate of the closing prorations (the “Estimated Closing Prorations”), which Estimated Closing Prorations shall be calculated based on the provisions of this Section 1.7.

(d)

Post-Closing Adjustment. No later than one hundred eighty (180) days after the Closing Date, the Buyer shall deliver to Seller a final proposed calculation of the Closing Prorations (the “Proposed Final Closing Prorations”). Upon receipt of same, Seller will have thirty (30) days to review the Proposed Final Closing Prorations and either confirm in writing their agreement with, or dispute of, the Proposed Final Closing Prorations. If Seller sends written notice to Buyer disputing the Proposed Final Closing Prorations (which notice shall state in sufficient detail the basis of Seller’s objections), the Parties will use their best efforts to resolve such dispute within fifteen (15) days thereafter. If the Parties are unable to resolve such dispute within such period of time, the issues in dispute will be submitted in writing to a mutually selected independent public accounting firm for a final determination. The determination of such accounting firm shall be made within thirty (30) days of submission and will be final, binding, and conclusive on the Parties. The cost and expenses of any such independent public accounting firm will be shared fifty percent (50%) by Buyer and fifty percent (50%) by Seller.   If Seller confirms its agreement in writing with the Proposed Final Closing Prorations or, alternatively, all disputes are finally resolved concerning the Proposed Final Closing Prorations, then the final version of the Proposed Final Closing Prorations will become the “Final Closing Prorations”. If the Final Closing Prorations are different from the Estimated Closing Prorations, the Buyer and the Seller shall make payments to one another as is required for each party to receive its full share of the Final Closing Prorations due to it, by wire transfer of immediately available funds as directed by the Buyer or Seller, as applicable.

(e)

Application of GAAP. To the extent not inconsistent with the express provisions of this Agreement, the allocations made pursuant to this Subsection 1.7(e) shall be made in accordance with GAAP.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Disclosure Schedule, Seller represents and warrants to the Buyer that the statements contained in this Article 2 are correct and complete as of the date of this Agreement and as of the Closing Date:

2.1

Organization.

Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Hawaii. Seller has the requisite power and authority to own, lease and operate its assets and to construct/operate the Solar Facility. Seller has all requisite power and authority to enter into this Agreement and the Transaction Documents to which it is a party and to perform its obligations thereunder.

2.2

Authorization of Transaction. The execution, delivery and performance by Seller of this Agreement and each Transaction Documents to which it is a party and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary action of Seller, and its equity holders. This Agreement and the other Transaction Documents have been, or will, upon such delivery, be duly executed and delivered by Seller and constitute, or upon such execution and delivery will be, the valid and legally binding obligation of Seller enforceable against it in accordance with its terms and conditions.

2.3

No  Conflict  or  Violation.

Except as set forth in Part 2.3 of the Disclosure Schedule, none of the execution and delivery of this Agreement or any of the other Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, will:

(a)

result  in  a  violation  of  or  a  conflict  with  any  provision  of  the organizational documents of Seller;

(b)

contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any of Assumed Contracts or Assumed Leases;

(c)

result in a material breach under any Material Contract listed in Part 2.12 of the Disclosure Schedule to this Agreement;

(d)

result in the creation of any Encumbrance upon any material assets of Seller; or

(e)

result in a violation by Seller in any material respect of, or require any authorization, Consent, approval, exemption, notice, filing or other action due to or required from, or filing with, any Authority pursuant to any Legal Requirement or Order.

2.4

Consents  and  Approvals.

Except as set forth in Part 2.4 of the Disclosure Schedule, no Consent, approval or authorization of, or declaration, filing or registration with, any Authority, or any other Person, is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

2.5

Title to Assets; Assets for Operation of Solar Facility.

Except as set forth in Part 2.5 of the Disclosure Schedule, Seller has good title to, or a valid leasehold interest in, the Assets comprising and used to operate the Solar Facility, free and clear of all Encumbrances. Such Assets used to operate the Solar Facility (other than the Excluded Assets) are, and upon the consummation of the transactions contemplated by this Agreement, will be sufficient for the operation of the Solar Facility after the Closing. The Solar Facility has been developed, constructed and operated only through Seller and not through any other divisions or any direct or indirect subsidiary or affiliate of Seller and no part of the Solar Facility is owned or operated by Seller through any entity other than Seller.

2.6

Real Property. Seller does not own, and has never owned, any real property. Part 2.6 of the Disclosure Schedule contains a true and complete list of all real property associated with the Solar Facility with respect to which Seller is a lessee, sublessee, licensee or other occupant or user (the “Leased Real Property”). Buyer has been provided with a copy of each lease, sublease or other occupancy agreement (including any amendments and renewal letters) relating to the Leased Real Property, including the Solar Site Lease, together with all material amendments and modifications thereto (collectively, the “Real Property Leases”). The operation of the Solar Facility in the ordinary course of business after the Closing will not result in a violation of (a) any applicable statutes, ordinances, codes (including, but not limited to, zoning, building, subdivision, pollution, environmental protection, water disposal, health, fire, and safety engineering codes), or the rules and regulations of, any governmental authority having jurisdiction over the Property that exist as of the Closing and (b) the Declaration of Condominium Property Regime for “86-119 & 86-123 Kuwale Road” recorded with the State of Hawaii Bureau of Conveyances on January 8, 2014 at Document No. A-51210622 and the Bylaws of the Association of Unit Owners for “86-119 & 86-123 Kuwale Road” recorded with the State of Hawaii Bureau of Conveyances on January 8, 2014 at Document No. A-51210623 (“Bylaws”). The Condominium Declaration and the Bylaws are subject to the terms and conditions of the Solar Site Lease.

2.7

Undisclosed Liabilities; Indebtedness; Accounts Payable.  Other than the liabilities, indebtedness or other obligation for borrowed money, including capitalized leases, and accounts payable identified in Part 2.7 of the Disclosure Schedule, there exist no liabilities or obligations arising from or associated with the Solar Facility or the Assets, whether known, unknown, due or to become due, absolute or contingent, including liabilities arising out of any event, circumstance, or condition occurring or existing on or prior to the

2.8

Closing Date that, with notice or lapse of time, would constitute or result in a breach of contract, other liability, or Encumbrance in each case.

2.9

Subsequent  Events.

Since  December  31,  2013,  there  has  been  no  Material Adverse Effect with respect to the Solar Facility.

2.10

Legal Compliance.

(a)

Except as set forth in Part 2.9(a) of the Disclosure Schedule, Seller is in material compliance with all Legal Requirements and Orders applicable to it. Except as set forth in Part 2.9(a) of the Disclosure Schedule, no written notice has been received by and no written claims have been filed against Seller in the past two years alleging a material violation of any Legal Requirement or Order.

(b)

As of the date of this Agreement, there is no pending or, to Seller’s Knowledge, threatened investigation, review or disciplinary litigation by any Authority against Seller.

(c)

Seller holds, or as of the Closing, will have obtained all Permits required for the operation of the Solar Facility as presently operated. Part 2.9(c) of the Disclosure Schedule sets forth all material permits, licenses, approvals, certificates and other authorizations of Seller in connection with the operation of the Solar Facility. All such Permits are in full force and effect and Seller has, to the extent required, made all filings necessary to request the timely renewal or issuance of all Permits necessary to the Solar Facility prior to the Closing for Seller to own, operate, use and maintain the Assets and to operate the Solar Facility as it is currently being operated.

(d)

Except as set forth on Part 2.9(d) of the Disclosure Schedule, to Seller’s Knowledge, Seller has timely filed all reports, registrations, statements and other filings, together with any amendments required to be made with respect thereto, that were required to be filed with or pursuant to the rules of any Authority (all such reports and statements, including the financial statements, exhibits, annexes and schedules thereto, being collectively  referred  to herein as the “Reports”).

2.11

Tax Matters.  Except as set forth in Part 2.10 of the Disclosure Schedule:

(a)

Seller has timely filed all Tax Returns that it has been required to file, and all such Tax Returns are accurate and complete in all material respects;

(b)

All Taxes shown to be due and payable on such Tax Returns and relating to Seller and the Solar Facility have been or will be timely paid by Seller or Owners;

(c)

No other written notice of deficiency or proposed adjustment which has not been paid or resolved for any Tax has been asserted or assessed by any Taxing Authority against Seller or the Owners relating to Taxes attributable to the Solar Facility;

(d)

There are no Tax audits in progress, pending or, to Seller’s Knowledge, threatened against Seller or the Owners in connection with the Solar Facility;

(e)

There are no Liens with respect to any Taxes upon the Solar Facility.

2.12

Intellectual Property.

(a)

All material Intellectual Property of Seller relating to the Solar Facility is listed in Part 2.11 of the Disclosure Schedule. Except as set forth in Part 2.11 of the Disclosure Schedule, Seller own and possesses good title to or valid license to use all material Intellectual Property of Seller relating to the Solar Facility. None of the use of any such Intellectual Property by Seller, the operations of the Solar Facility, or the current provision of products or services therein by Seller, infringes upon, misappropriates or violates in any way the rights of any Person (including rights in Intellectual Property). No claims are pending in writing or, to Seller’s Knowledge, threatened against Seller as of the date of this Agreement with respect to the ownership, use or validity of any Intellectual Property of Seller relating to the Solar Facility. Seller has not been sued or charged as a defendant in any claim, suit, action, or proceeding which involves a claim of infringement of any Intellectual Property of any third party and which has not been finally terminated prior to the date hereof, and to Seller’s Knowledge, no such claim has been threatened. No Intellectual Property of Seller relating to the Solar Facility is subject to any outstanding decree, order or judgment restricting in any manner the sale or licensing of such product by Seller.

(b)

Part 2.11of the Disclosure Schedule sets forth an accurate and complete list of all (i) agreements to which Seller is a party involving any Intellectual Property relating to the Solar Facility (collectively, the “License Agreements”) and (ii) computer software owned or used by Seller in connection with the Solar Facility.

(c)

The Intellectual Property of Seller identified in Part 2.11 of the Disclosure Schedule constitutes all of the material Intellectual Property that is currently used in the Solar Facility or contemplated to be used by Seller in connection with the Solar Facility, and Seller owns, free and clear of Encumbrances, or otherwise possesses full, legally enforceable rights to use such material Intellectual Property.

(d)

To Seller’s Knowledge, there are no material unauthorized uses, disclosures, infringements, or misappropriations by any third party of any material Intellectual Property of Seller relating to the Solar Facility or any material breaches by any third party of any licenses or agreements involving such Intellectual Property.

2.13

Material Contracts.

(a)

Part 2.12 of the Disclosure Schedule lists the following Contracts to which Seller is currently a party or is subject to in connection with the Solar Facility (“Material Contracts”):

(1)

any Contract for the sale of Seller’s products or services to any Person for $5,000.00 or more;

(2)

any Contract involving consideration in excess of $5,000.00 over any twelve (12) month period;

(3)

any Contract (or group of related Contracts) under which it has created, incurred, assumed or guaranteed any Indebtedness;

(4)

any Contract which prohibits Seller from developing and operating the Solar Facility or requiring it to exclusively sell or purchase to or from any Person;

(5)

any Contract with any of its Affiliates or the Owners (including Affiliates of Seller);

(6)

any agreement for the employment of any individual on a full- time, part-time, consulting or other basis providing an annual compensation in excess of $30,000.00 or providing severance benefits or payments upon the sale of Seller;

(7)

any Contract that cannot be terminated by Seller without liability in excess of $5,000 upon less than sixty (60) days’ notice;

(8)

any Contract that governs any joint venture, partnership or other cooperative arrangement or any other relationship involving a sharing of profits;

(9)

any Contract that would result in the merger with or into or consolidation into another Person;

(10)

any Contract that provides for the provision of material services to Seller by third party personnel;

(11)

any License Agreement;

(12)

any Contract relating to any lease, lease guaranty, sublease or for the leasing, use or occupancy of any Leased Real Property;

(13)

any other Contract that was entered into outside the ordinary course of business of any of the Seller or that is otherwise material to Seller; or

(14)

any commitment to do any of the foregoing described in clauses (1) through (13) or material amendment, modification or supplement in respect of any of the foregoing.

(b)

With respect to each Material Contract listed in Part 2.12 of the Disclosure Schedule: (A) the agreement is, with respect to the applicable Seller, legal, valid, binding, enforceable and in full force and effect in all material respects; (B) Seller is not in, and, to the Knowledge of Seller, the other party thereto is not in, material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification or acceleration under the agreement; and (C) Seller has not, and to the Knowledge of Seller the other party thereto has not, repudiated in writing any material provision of a Material Contract.

(c)

The Material Contracts collectively constitute all of the Contracts necessary to enable Buyer to operate the Solar Facility in the manner in which such Solar Facility is contemplated to be operated.

2.14

Equipment, Etc.

(a)

Part 2.13(a) of the Disclosure Schedule identifies all equipment, furniture, fixtures, improvements and other tangible assets owned by Seller and used in connection with the Solar Facility. Except as set forth in Part 2.13(a) of the Disclosure Schedule, the tangible assets identified are (i) adequate for the Commercial Operation of the Solar Facility consistent with past practice, (ii) suitable for the uses to which they are currently employed, (iii) in working condition, subject to normal wear and tear, (iv) regularly maintained, and (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the Ordinary Course of Business.

(b)

Part 2.13(b) of the Disclosure Schedule identifies all personal property and other tangible assets leased to Seller and used in connection with the Solar Facility.

(c)

Part 2.13(c) of the Disclosure Schedule identifies all warranty  rights, rights of indemnity, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by Seller relating to the Assets and used in connection with the Solar Facility.

2.15

Legal Proceedings.

(a)

There are no actions, suits at law or in equity, arbitrations or proceedings pending or, to the Knowledge of Seller, threatened against Seller. Seller is not subject to any Order.

(b)

Except as set forth in Part 2.14(b) of the Disclosure Schedule, no Proceeding has ever been commenced by or against Seller in relation to the Assets or the Solar Facility and no such Proceeding has been pending or threatened at any time.

2.16

Environmental, Health and Safety Laws.

(a)

Seller has no knowledge, and Seller has not received notice, of (i) the presence, use, storage, or discharge of any Hazardous Materials on, in, under, or about the Solar Facility, and/or (ii) any violation of Environmental, Health and Safety Law Environmental Laws relating to the Solar Facility.

(b)

Seller is in compliance with all Environmental, Health and Safety Laws.

(c)

There has been no storage, treatment, generation, transportation or release of any Hazardous Materials by Seller in violation of, or which could give rise to any liability or obligation under, any Environmental, Health and Safety Laws.

(d)

Seller has not been nor is it presently the subject of any pending Environmental Claim, and to the best of Seller’s Knowledge, no Environmental Claim is pending or threatened against Seller. To Seller’s Knowledge, none of the properties presently leased or operated by Seller contains any asbestos or asbestos-containing-material, polychlorinated biphenyls.

2.17

Brokers’  Fees.

Seller has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

2.18

Disclosure. This Agreement, each Transaction Document, and each certificate or other instrument furnished in connection with the closing of the transactions contemplated by this Agreement by or on behalf of Seller to Buyer or its representatives in connection herewith or pursuant hereto, taken as a whole, do not contain any untrue statement of material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading. To the best of Seller’s knowledge, there are no facts that have not been disclosed or are otherwise not known to Buyer (other than matters of a general economic nature that do not affect the Solar Facility uniquely) that could reasonably be expected to be materially adverse to the Solar Facility taken as a whole.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer hereby represents and warrants to Seller as follows:

3.1

Organization  of  the  Buyer.

The Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Hawaii and has all requisite power and authority to operate the Solar Facility as it is contemplated to be operated and to own and lease its properties and assets.

3.2

Authorization; Validity. The Buyer has all necessary power and authority to enter into this Agreement and the other Transaction Documents and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Buyer and is a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

3.3

Brokers’  Fees.

Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Seller hereby covenants and agrees that from and after the date hereof and through the Closing Date, they shall do or refrain from doing the following (with respect to Sections 4.1 through 4.8):

4.1

Access to Information and Records. Subject to the procedures set forth below, at or prior to the Closing Date, the Buyer shall be entitled, through its respective representatives, advisers, accountants, consultants, agents and attorneys, to make such investigation of the Solar Facility and Seller and such examination of the books, records, Tax Returns, other data and information, facilities, properties, financial condition and operations of Seller as the Buyer may reasonably request. Any such investigation and examination shall be conducted during normal Solar Facility hours and under reasonable circumstances, and Seller shall reasonably cooperate therein, and shall cause its Affiliates and their respective representatives to reasonably cooperate.

4.2

Further Actions. Each of the Parties covenants and agrees to act in good faith and to use its commercially reasonable actions to cause all conditions to the obligations of the Parties to consummate the Closing specified in Articles 5 and 6 to be satisfied at or prior to the Closing Date, but only to the extent that such conditions relate to such Party’s obligations, covenants, representations or warranties hereunder and under the Transaction Documents to be entered into by such Party.

4.3

Consents.

The Buyer and Seller will, as soon as reasonably practicable, commence to take commercially reasonable actions required to obtain all Consents, approvals, waivers and agreements of, and to give all notices and make all other registrations or filings with, any third parties, including any Authority, necessary to authorize, approve or permit the full and complete sale, conveyance, assignment, transfer and delivery of the Assets and the continuance in full force and effect of the Permits, Contracts and other agreements as set forth on the Disclosure Schedule; provided that the Buyer shall not be required to expend any material funds related thereto.

4.4

Conduct of the Business Pending the Closing.

(a)

Seller covenants and agrees that, during the period commencing on the date hereof and ending at the Closing, except with the prior written consent of Buyer, or as explicitly contemplated by this Agreement, required by law, it shall not take any of the following actions:

(1)

sell or otherwise dispose of, or lease or license, any right or other asset with respect to the Solar Facility;

(2)

waive or relinquish any material right with respect to the Solar Facility, except in the Ordinary Course of Business;

(3)

enter into, amend or modify in any material respect or terminate any Material Contract or Real Property Lease or waive or assign any material right thereunder, in each case, other than in the Ordinary Course of Business;

(4)

incur, assume or guarantee any Indebtedness with respect to the Solar Facility;

(5)

agree, whether in writing or otherwise, to do any of the foregoing;

or

(6)

commence daily or regular operation of the Solar Facility, or otherwise operate the Solar Facility in a manner intended to introduce electrical energy into the power grid to produce income, except that Seller may conduct preliminary testing of the Solar Facility for the purpose of detecting any latent defects or satisfying any of the conditions set forth in Article 6.

(b)

During the period commencing on the date of execution and delivery of this Agreement and ending on the Closing Date, (i) Seller shall maintain the operating assets and equipment of the Solar Facility in normal operating condition and repair (subject to normal wear and tear); and (ii) Seller shall maintain the Solar Facility in the Ordinary Course of Business.

4.5

Releases and Terminations of Encumbrances. Seller shall take, or cause to be taken, all actions necessary to secure the termination and release of any and all Encumbrances upon the assets or properties of Seller, in each case, in form and substance reasonably satisfactory to Buyer.

4.6

Notice of Material Developments. Each Party shall give prompt written notice to the other Parties of: (a) any material variances in any of its representations or warranties contained in Articles 2 or 3 above, as the case may be (the Disclosure Schedule); (b) any breach of any covenant or agreement hereunder by such Party; and (c) any other material development which adversely affects the ability of such Party to consummate the transactions contemplated by this Agreement.

4.7

Public Announcements. The timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby shall be mutually agreed upon in advance by the Parties.

4.8

Employee Matters. Buyer is not obligated to offer employment to any of Seller’s employees.

4.9

Repayment of Indebtedness; Funds Flow Memorandum. Seller shall (a) cause the agreements, instruments and documents relating to the liabilities, indebtedness or other obligation for borrowed money, including capitalized leases, and accounts payable of Seller identified in Parts 2.5 and 2.7 of the Disclosure Schedule to be terminated effective as of the Closing; and (b) take, or cause to be taken, all actions necessary to secure the termination and release of any and all Encumbrances upon the assets or properties of the Seller, in each case, in form and substance reasonably satisfactory to Buyer. Prior to the Closing Date, Seller shall prepare a funds flow memorandum in a form reasonably satisfactory to Buyer (“Funds Flow Memorandum”) that shall include wire transfer or other payment instructions necessary for Buyer to transfer that portion of the Purchase Price directly to creditors of Seller in order to satisfy all of the liabilities, indebtedness or other obligation for borrowed money, including capitalized leases, and accounts payable of Seller identified in Parts 2.5 and 2.7 of the Disclosure Schedule at Closing. Seller acknowledges that the payments made to the creditors identified in Parts 2.5 and 2.7 of the Disclosure Schedule are credited to Seller as part of the Purchase Price and deemed received by Seller notwithstanding that the payments are to be made directly to third parties.

4.10

Security Fence. Seller shall install a security fence around the perimeter of the Project Area (as such term is defined in the Site Lease) that meets the specifications set forth in Part 4.10 of the Disclosure Schedule and other customary commercial requirements, each as determined by Buyer in its reasonable discretion (the “Security Fence”). Seller shall identify, procure, obtain, and comply with all Consents and Permits that may be required for and in connection with the installation of the Security Fence and shall provide copies of all such Consents and Permits to Buyer for review and approval.

ARTICLE 5

CONDITIONS TO THE OBLIGATIONS OF SELLER

The obligations of Seller to effect the transactions contemplated hereby on the Closing Date are subject to the satisfaction or waiver by Seller, on or prior to the Closing Date, of each of the following conditions:

5.1

Representations, Warranties and Covenants. All representations and warranties made by the Buyer shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing, and the Buyer shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or on the Closing Date.

5.2

No Injunction. No suit, action or other proceeding shall be pending before any Authority which seeks to: (a) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby; or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

5.3

Documents to be Delivered by the Buyer. At the Closing, the Buyer shall have delivered to Seller the following documents, in each case duly executed or otherwise in proper form:

(a)

Compliance Certificate. A certificate signed by a duly authorized representative of the Buyer stating that the conditions specified in Sections 5.1 and 5.2 have been satisfied as of the Closing.

(b)

Other Documents. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

Any condition specified in this Article 5 may be waived in writing by Seller, and all conditions specified in this Article 5 shall be deemed to have been satisfied or waived from and after the Closing.

ARTICLE 6

CONDITIONS TO THE BUYER’S OBLIGATIONS

The obligations of the Buyer to purchase the Assets from Seller, as provided hereby, are subject to the satisfaction or waiver by the Buyer, on or prior to the Closing Date, of each of the following conditions:

6.1

Representations, Warranties and Covenants. All representations and warranties of Seller shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing, and Seller shall have performed, in all material respects, all agreements and covenants required hereby to be performed by each of them prior to or on the Closing Date.

6.2

Consents.

Seller shall have obtained (or caused to be obtained) all of the Consents and approvals listed in Part 2.4 of the Asset Purchase Agreement Disclosure Schedule.

6.3

Permits. Buyer shall have obtained the Permits identified in Part 6.3 of the Disclosure Schedule. Seller shall have effected all of the federal, state and local governmental filings which are required on the part of Seller to consummate the transactions contemplated by this Agreement.

6.4

No Injunction. No suit, action or other proceeding shall be pending before any Authority which seeks to: (a) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby; (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; (c) adversely affect the right of the Buyer to own the Assets or operate the Solar Facility; or (d) adversely affect the right of Seller to own the Assets or control the Solar Facility, and no such Order shall have been entered or be in effect.

6.5

Solar Facility Readiness. Construction of the Solar Facility shall have been substantially completed as of the Closing Date and shall be fully ready for Commercial Operation as of the Closing Date. Seller shall have provided Buyer with the report of an independent engineering firm with respect to the operational testing of the completed Solar Facility, which report shall be satisfactory as determined by Buyer in its sole and absolute discretion. Hawaiian Electric Company shall have granted a permission to operate or an equivalent approval with respect to the Solar Facility and such permission to operate or approval shall have either been assigned to Buyer or become effective with respect to Buyer.

6.6

Material  Adverse  Effect.

No event, development, state or circumstances, or condition will have occurred prior to the Closing Date that, individually or in the aggregate has or would reasonably be expected to have or result in a Material Adverse Effect.

6.7

Documents to be Delivered by Seller. At the Closing, Seller shall have delivered to the Buyer the following documents, in each case duly executed or otherwise in proper form:

(a)

Compliance Certificate. A certificate signed by an executive officer of Seller stating that the conditions specified in Sections 6.1, 6.2, 6.4, and 6.6 have been satisfied as of the Closing and certifying the accuracy and completeness (and in the case of dollar amounts, properly calculated) of an accompanying Funds Flow Memorandum as of the Closing Date.

(b)

Certified Resolutions. Certified copies of the resolutions of the Managers and Members of Seller certifying incumbency and authorizing and approving this Agreement and the consummation of the transactions contemplated hereby.

(c)

Transfer Documents. Buyer shall have received from Seller a duly executed Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit B attached hereto, and such other bills of sale with respect to the Assets, assignments, endorsements and other documents of title (including those with respect to any vehicles included in the Assets) and other good and sufficient instruments of conveyance and transfer, as shall be effective to vest Buyer with full, complete and marketable right, title and interest in and to the Assets in form and substance satisfactory to Buyer.

(d)

Good Standing. A good standing certificate for Seller from its jurisdiction of organization dated as of a recent date prior to the Closing Date.

(e)

Releases. Seller shall have executed and delivered any documents, including any UCC amendments or termination statements, necessary to release all Encumbrances on the Assets.

(f)

Other Documents. All other documents, instruments or writings required to be delivered to the Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as the Buyer may reasonably and in good faith request.

6.8

Solar Site Lease Estoppel Certificate. Seller shall have obtained (or caused to be obtained) an estoppel certificate from the lessor under the Solar Site Lease in form and substance satisfactory to Buyer.

6.9

PPA.  Seller  shall  have  assigned  the  PPA  with  such  amendments  as  may  be required by Buyer in its sole and absolute discretion.

6.10

Security Fence. Seller shall have installed the Security Fence pursuant to Section

4.10 of this Agreement to the satisfaction of Buyer and shall have obtained all necessary Consents and Permits that may be required for and in connection with the installation of the Security Fence.

Any condition specified in this Article 6 may be waived in writing by the Buyer, and all conditions specified in this Article 6 shall be deemed to have been satisfied or waived from and after the Closing.

ARTICLE 7

POST-CLOSING COVENANTS

7.1

Further Assurances. On and after the Closing Date, Seller and the Buyer will take all appropriate action and execute (or cause to be executed) all notices, documents, instruments or conveyances of any kind which may be reasonably necessary to carry out any of the provisions hereof, to enable Buyer to operate the Assets and the Solar Facility substantially in the manner as such Solar Facility has been operated by or proposed to be operated by Seller prior to the Closing, and to enable Buyer, its successor and assigns, to enjoy the benefit of all Environmental Financial Incentives, Green Attributes, and all Tax Credits in connection with the Solar Facility. Seller shall take any and all reasonable actions that may be necessary to prevent any Person from having recourse against any of the Assets or against Buyer (as transferee thereof) with respect to any Excluded Liabilities. If requested by the Buyer, Seller shall present or otherwise enforce in its own name for the benefit of the Buyer any claims, rights or benefits that are transferred to Buyer by this Agreement and that require prosecution or enforcement in name of Seller.

7.2

Tax Matters. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement shall be borne by Seller. Seller file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

7.3

Transition Assistance. From the date hereof, Seller will not in any manner take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other Solar Facility associates from maintaining the same Solar Facility relationship with Buyer after the Closing Date as were maintained with Seller prior to the Closing Date, and (ii) shall immediately cease the use of any and all trade names, trademarks and other names previously used in connection with the Solar Facility and transferred to Buyer pursuant to this Agreement.

7.4

Confidentiality. From and after the Closing Date, Seller agrees not to disclose or use at any time (and shall cause any Affiliates of Seller not to use or disclose at any time) any Confidential Information. In the event Seller or any of its Affiliates is required by Legal Requirement or Order to disclose any Confidential Information, Seller shall promptly notify the Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and Seller shall reasonably cooperate with the Buyer and Seller to preserve the confidentiality of such Confidential Information consistent with applicable law (at Seller’s expense).

7.5

Books and Records. The Parties agree that they will each preserve and retain the material books and records of Seller in the possession of the Party or its Affiliates and relating to the operations of Seller for the period prior to the Closing Date, for a period of seven years from the Closing Date. During such seven year period, Seller and its representatives shall, upon reasonable notice, have access during normal Solar Facility hours to examine, inspect and copy such books and records subject to the execution of a reasonable and customary confidentiality agreement.

7.6

Bulk Sales. Notwithstanding any knowledge of Buyer at the time of the Closing, Seller agrees that Buyer has not waived any right to indemnification that it may have against Seller with respect to any Losses as a result of claims against the Assets resulting from failure to comply with any applicable bulk sales laws.

ARTICLE 8

TERMINATION

8.1

Termination.  This Agreement may be terminated at any time prior to the Closing only as follows:

(a)

by the mutual written consent of the Buyer and Seller;

(b)

by Buyer in the event the Closing does not occur on or before May 31, 2014;

(c)

by the Buyer, in its sole discretion, if there has been a material misrepresentation or a material breach of warranty or a material breach of a covenant by either Seller in the representations and warranties or covenants set forth in this Agreement or the schedules and exhibits attached hereto, which in the case of any such breach has not been cured within ten (10) days after written notification thereof by the Buyer to Seller; or

(d)

by Seller, in its sole discretion, if there has been a material misrepresentation or a material breach of warranty or a material breach of a covenant by the Buyer in the representations and warranties or covenants set forth in this Agreement or the schedules and exhibits hereto, which in the case of any such breach has not been cured within ten (10) days after written notification thereof by a Seller to the Buyer.

Notwithstanding the foregoing, the Party electing termination pursuant to clause (b), (c) or (d) of this Section 8.1 may not be in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement. In the event of termination by the Buyer or Seller pursuant to this Section 8.1, written notice thereof (describing in reasonable detail the basis therefor) shall forthwith be delivered to the other Parties.

8.2

Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith terminate and have no further force and effect, without any liability to any Party in respect hereof or of the transactions contemplated hereby on the part of any Party (except for any liability resulting from a Party’s breach of this Agreement), except that: (a) the covenants and agreements set forth in this Section 8.2 (Effect of Termination) and Article 10 (Miscellaneous) shall survive such termination indefinitely; and (b) nothing in Section 8.1 or this Section 8.2 shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations under this Agreement.

ARTICLE 9 INDEMNIFICATION

9.1

Survival, Representations and Warranties.

The representations, warranties and covenants in this Agreement shall survive until the expiration of the applicable statute of limitations. The provisions of this Section 9.1 shall not limit any covenant or agreement of the Parties which, by its terms, contemplates performance after the Closing Date.

9.2

Indemnification Obligation of Seller.

(a)

Seller agrees to indemnify and defend the Buyer and its Affiliates, agents, representatives and successors and assigns (collectively, the “Buyer Indemnitees”) in respect of, and save and hold each Buyer Indemnitee harmless against and pay on behalf of or reimburse each Buyer Indemnitee as and when incurred, any Losses which any Buyer Indemnitee incurs as a result of or arising out of:

(1)

a breach by Seller of any representation or warranty set forth in this Agreement;

(2)

a breach of any covenant of a Seller set forth in this Agreement;

(3)

any Excluded Liability;

(4)

any Excluded Assets; and

(5)

any Taxes of Seller or Owners.

(b)

The Parties expressly agree that the right to indemnification under this Section 9.2 shall not be limited by any knowledge obtained pursuant to any investigation conducted by or on behalf of Buyer or the other Indemnified Parties before or after the date of this Agreement.

9.3

Indemnification Obligation of the Buyer. Buyer agrees to indemnify and defend Seller and its Affiliates, stockholders, officers, directors, employees, agents, representatives, heirs, successors and assigns (collectively, the “Seller Indemnitees”) in respect of, and save and hold each Seller Indemnitee harmless against and pay on behalf of or reimburse each Seller Indemnitee as and when incurred, any Losses which Seller Indemnitee incurs as a result of:

(a)

a breach by Buyer of any representation or warranty set forth in this Ageeement;

(b)

a breach of any covenant of Buyer set forth in this Agreement; and

(c)

any Assumed Liability.

9.4

Indemnification Procedures.

(a)

Any Person making a claim for indemnification pursuant to Section 9.2 or

9.3 above (each, an “Indemnified Party”) must give the Party from whom indemnification is sought (an “Indemnifying Party”) written notice of such claim promptly after the Indemnified Party receives any written notice of any demand, claim, action, lawsuit, proceeding, investigation or other contention (a “Proceeding”) against or involving the Indemnified Party by any Person or otherwise discovers the liability, obligation or facts giving rise to such Loss; provided that the failure to notify or delay in notifying an Indemnifying Party will not relieve the Indemnifying Party of its obligations pursuant to Section 9.2 or 9.3 above, as applicable, except where such failure actually harms or prejudices the Indemnifying Party.

(b)

With respect to the defense of any Proceeding against or involving an Indemnified Party in which any Person in question seeks non-equitable relief for which indemnification is provided in Section 9.2 or 9.3 above, at its option an Indemnifying Party may appoint as lead counsel of such defense any reputable legal counsel selected by the Indemnifying Party and approved by the Indemnified Party, such approval not to be unreasonably withheld. The Indemnifying Party shall not be entitled to assume control of such defense (unless otherwise agreed to in writing by the Indemnified Party), and shall pay the reasonable fees and expenses of counsel retained by the Indemnified Party, if: (i) the claim seeks equitable relief or (ii) the Indemnified Party has been advised in writing by counsel that a conflict of interest exists between the Indemnifying Party and the Indemnified Party which could reasonably impair the Indemnifying Party’s ability to defend such claim; provided however, that the Indemnified Party may not settle any such dispute or claim without the consent of the Indemnifying Party, not to be unreasonably withheld, conditioned or delayed. If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party informed of the progress of any such defense.

(c)

If the Indemnifying Party is controlling the defense, the Indemnified Party will be entitled to observe in the defense of such claim and to employ counsel of its choice for such purpose at its own expense. Notwithstanding the foregoing, if the Indemnified Party’s counsel assists in the defense or prosecution of a claim, action or cause of action on behalf of the Indemnifying Party, then such fees, costs and expenses associated therewith shall be borne by the Indemnifying Party.

(d)

Any Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Parties and their attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom and, at no out-of-pocket cost to the Indemnified Party, shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. The Parties shall cooperate with each other in any notifications to insurers or settlement thereof may be effected by the Indemnifying Party without the Indemnified Party’s written consent (which shall not be unreasonably withheld or delayed); provided that the Indemnifying Party may compromise or settle such claim without the Indemnified Party’s consent so long as (a) there is a release of all liability of the Indemnified Party with respect to such claim and (b) the sole relief provided is monetary damages that are to be paid in full by the Indemnifying Party. In no event shall the Indemnified Party admit any liability with respect to, or settle, compromise or discharge, any claim as to which such Indemnified Party has sought or may seek indemnification under this Agreement without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld or delayed).

9.5

Payment. Upon written agreement by the Indemnifying Party or by final non- appealable judicial proceeding (such written agreement or final judicial proceeding, a “Final Determination”), the Indemnifying Party shall pay to the Indemnified Party, within twenty (20) Business Days after such Final Determination, the amount of the Loss made under such claim for indemnification (in all cases taking into account the provisions of Section 9.2(b) hereof). Any such indemnification payment shall include interest at the rate of 6% per annum calculated on the basis of the actual number of days elapsed divided by 360, from the date any such Loss is suffered or sustained to the date of payment.

9.6

Indemnity Calculations. The amount of indemnity payable under Section 9.2 or Section 9.3 shall be treated by the Buyer and Seller as an adjustment to the Purchase Price.

ARTICLE 10 MISCELLANEOUS

10.1

Assignment.

Neither  this  Agreement  nor  any  of  the  rights  or  obligations hereunder may be assigned by a Party without the prior written consent of the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. The assignment by Buyer to facilitate any financing shall not require prior approval by Seller. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. This Agreement shall be for the sole benefit of the Parties and their respective permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns any legal or equitable right, remedy or claim hereunder.

10.2

Notices.

Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing. All such notices shall be delivered: personally; by certified mail, return receipt requested; or by reputable overnight courier (costs prepaid). All such notices are to be given or made to the Parties at the following addresses (or to such other address as any Party may designate by a notice given in accordance with the provisions of this Section):

If to the Buyer:

SSA Solar of HI, LLC 311 N. Bayshore Dr. Safety Harbor, FL  34683 Attn: Charles N. Lafferty

If to Seller:

Waianae PV-02 LLC 1725 Oakcrest Dr.

Orem, UT  84097

Attn: Steven Brown

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address will be effective only upon receipt. All notices, requests or instructions given in accordance herewith will be deemed given (a) on the date of delivery, if hand delivered, (b) three Business Days after the date of mailing, if mailed by registered or certified mail, return receipt requested, and (c) one Business Day after the date of sending, if sent by Federal Express or other recognized overnight courier.

10.3

Choice  of  Law.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida, without reference to the choice of law or conflicts of law principles thereof.

10.4

Arbitration.

(a)

Prior to submitting any dispute to arbitration, the Parties will meet and will use good faith efforts to resolve the dispute by mutual agreement. Any dispute arising out of or related to this Agreement that cannot be resolved by the good faith efforts of the Parties shall be solely and finally settled by a board of arbitrators consisting of three arbitrators. Each Party expressly and irrevocably consents and agrees that the arbitration proceedings shall be held in Pinellas County, Florida, or in such other location as approved by both the Parties. under the auspices of the American Arbitration Association (the “AAA”) and, except as otherwise may be provided herein, the arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the AAA. Without limiting the foregoing, the arbitration provisions set forth herein, and any arbitration conducted thereunder, shall be governed exclusively by the Federal Arbitration Act, Title 9, United States Code, to the exclusion of any state or municipal law of arbitration. The arbitrators shall not decide a dispute ex aequo et bono or as amiable compositeur or by reliance on any other doctrine or principle that would permit the arbitrators to avoid the application of this Agreement and/or the governing law.

(b)

To the extent permissible under applicable law, the Parties agree that the award of the arbitrators shall be final and shall not be subject to judicial review. Judgment on the arbitration award may be entered and enforced in any court of competent jurisdiction. Nothing contained herein shall prevent either Party from seeking preliminary injunctive relief in a court of competent jurisdiction.

(c)

To the fullest extent permitted by law, the arbitration, the arbitration proceedings and the arbitrators’ decision and award shall be maintained in confidence by each side to the dispute and each side to the dispute shall instruct the arbitrators to likewise maintain such matters in confidence.

(d)

The arbitrators shall have the discretion to award the arbitration fees and expenses, including the arbitrator’s fees, reasonable attorney’s fees, and other arbitration costs and expenses, to the prevailing side as the arbitrators may determine is fair and reasonable in the circumstances.

10.5

Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of all of the Parties. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.6

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic means (including .pdf format) with the same force and effect as if the same were a fully executed and delivered manual counterpart.

10.7

Invalidity. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

10.8

Headings.

The headings of the Articles and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

10.9

Expenses. Except as otherwise provided herein, each Party will each be liable for its respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby (including fees, costs and expenses of legal counsel, investment advisers, brokers and other representatives and consultants).

10.10

WAIVER   OF   JURY   TRIAL. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

10.11

Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) the word “including” means “including, but not limited to”; (iii) the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iv) words importing the singular shall also include the plural, and vice versa.

10.12

Incorporation of Exhibits and Schedules. The exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof. If and to the extent any information required to be furnished in any section of the Disclosure Schedule is contained in this Agreement or disclosed on any section of the Disclosure Schedule, such information shall be deemed to be included in all sections of the Disclosure Schedule in which the information is required to be included to the extent such disclosure is reasonably apparent on its face.  The inclusion of any information in any section of the Disclosure Schedule shall not be deemed to be an admission or acknowledgment by Seller, in and of itself, that such information is required by the terms hereof to be disclosed or is material to or outside the Ordinary Course of Business of the Solar Facility.

10.13

No Third-Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement or the Transaction Documents, such third parties not having any rights or remedies under or by reason of this Agreement or the Transaction Documents specifically including the Employees and creditors of Seller.

10.14

Business Days. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon any day which is not a Business Day, the Party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding Business Day.

[Remainder of page intentionally blank; signatures commence on next page.]

IN WITNESS WHEREOF, the Parties have executed and delivered this Asset Purchase Agreement as of the date first written above.

BUYER:

SSA SOLAR OF HI, LLC

By: /s/ Clay M. Biddinger

Name:  Clay M. Biddinger

Title:  Manager

SELLER:

WAIANAE PV-02 LLC

By: /s/ Johnny R. Thomas

Name:  Johnny R. Thomas

Title:  CEO

EXHIBIT A

Glossary of Defined Terms

Capitalized terms used but not otherwise defined in this Exhibit A will have the meaning assigned thereto in the main body of the Agreement.

“AAA” has the meaning specified in Section 10.4(a) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. In addition, with regard to Seller, Affiliate also means any Person directly or indirectly, controlled by or controlling Seller, or any of his or her Immediate Family Members or (b) any Person, directly or indirectly, in which Seller, its equity holders or any of their Immediate Family Members holds, of record or beneficially, any equity or voting securities, other than public company investments.

“Agreement” has the meaning specified in the preamble to this Agreement. “Assets” has the meaning specified in Section 1.2 of this Agreement.

“Authority” means any governmental or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, whether international, national, federal, state or local or any third party accreditation organization.

“Books and Records” has the meaning specified in Section 1.2(i) of this Agreement. “Business Day” means any day other than a Saturday, Sunday or other day upon which banks are closed or authorized to be closed in the State of Hawaii.

“Buyer” has the meaning specified in the preamble to this Agreement.

“Buyer Indemnitees” has the meaning specified in Section 9.2(a) of this Agreement. “Claim” means any action, claim, charge, audit, lawsuit, demand, suit, inquiry, hearing, investigation,  Authority  review,  litigation,  Proceeding,  arbitration,  appeals  or  other  dispute, whether civil, criminal, administrative or otherwise.

“Closing” has the meaning specified in Section 1.6(b) of this Agreement. “Closing Date” has the meaning specified in Section 1.6(b) of this Agreement. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commercial Operation” means that the Solar Facility is ready for regular, daily operation,  has  been  connected to  the  electrical  system,  has  undergone  adequate  testing  for operation, is in compliance with all applicable Legal Requirements in all respects, and is capable of producing Energy Output.

1

“Confidential Information” means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as “confidential”), in any form or medium, that relates to the Solar Facility, products, financial condition, services or research or development of Seller, or its respective suppliers, distributors, independent contractors or other Solar Facility relations. “Confidential Information” includes, but is not limited to, the following: (i) internal Solar Facility and financial information (including information relating to strategic and staffing plans and practices, Solar Facility, operational results, finances, training, marketing, promotional and sales plans and practices, referral sources, cost, rate and pricing structures, and accounting and Solar Facility methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, Seller’s suppliers, distributors, independent contractors or other Solar Facility relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records,  reports,  manuals,  documentation,  models,  data  and  data  bases  relating  thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other Intellectual  Property  of  Seller.  “Confidential  Information”  does  not  include  information. (a) readily ascertainable from public or published information, or trade sources, (b) developed independently without the use of any Confidential Information and (c) any Excluded Asset.

“Consent” means any consent, waiver, approval, authorization, exemption, registration, license or declaration of or by any Person or any Authority, or expiration or termination of any applicable waiting period under any Legal Requirement, required with respect to any Party in connection with (i) the execution and delivery of this Agreement or any of the Related Agreements or (ii) the consummation of any of the transactions provided for hereby or thereby.

“Contract” means any agreement, contract, instrument, commitment, lease, guaranty, indenture, license or other arrangement or understanding between parties or by one party in favor of another party, whether written or oral.

“Disclosure Schedule” means the disclosure schedule delivered by Seller to the Buyer on the date hereof. The Disclosure Schedule will be arranged in sections corresponding to the lettered and numbered sections contained in this Agreement.

“Encumbrance” means any mortgage, pledge, Lien, encumbrance, charge or other security interest, other than (a) liens for taxes, assessments and other governmental charges not yet due and payable, (b) statutory, mechanics’, laborers’, materialmen’s or similar liens arising in the Ordinary Course of Business for sums not yet due, and (c) statutory and contractual landlord’s liens under leases pursuant to which a Seller is a lessee and not in default.

“Energy Output” shall mean the actual kilowatt hours (kWh) AC of electricity generated by the Solar Facility and delivered or made available for delivery during any designated period of time.

2

“Environmental Claim” means any written claim by an Authority relating to the violation of Environmental, Health and Safety Laws.

“Environmental Financial Incentives” means each of the following financial rebates and incentives that is in effect as of the Effective Date or may come into effect in the future: (a) production, energy, or investment tax credits associated with the development, construction, ownership, or operation of the Solar Facility, accelerated depreciation, and other financial incentives in the form of credits, reductions, or allowances associated with the Solar Facility or the Green Attributes that may be applied to reduce any state or federal income taxation obligation, including Tax Benefits, (b) performance-based incentives under applicable state or federal law or utility programs, including without limitation any feed-in tariffs that are in effect or may come into effect in the future; and (c) all other rights, credits, rebates, benefits, and entitlements of any kind, howsoever entitled or named, whether arising under federal, state or local law, international treaty, trade association membership or the like, arising from the Solar Facility or the Output or otherwise from the development, installation, or ownership of the Solar Facility or the production, sale, purchase, consumption or use of the Output. Without limiting the foregoing, “Environmental Financial Incentives” includes the right to apply for (and entitlement to receive) incentives under any demand-side management, distributed generation, or energy efficiency programs offered by a utility company, a third-party provider or the state in which the Solar Facility is located, any incentive offered pursuant to a renewable energy program, or any other incentive programs offered by or in the state in which the Solar Facility is located, the right to receive a grant under Section 1603 of the American Recovery and Reinvestment Act of 2009, and the right to claim federal income tax credits under Sections 45 or 48 of the Internal Revenue Code or any state tax law or income tax deductions with respect to the Solar Facility under the Internal Revenue Code or any state tax law. Environmental Financial Incentives do not include Green Attributes.

“Environmental, Health and Safety Laws” means all Legal Requirements, Orders and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generations, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any Hazardous Materials.

“Final Closing Prorations” has the meaning specified in Section 1.7(d) of this Agreement. “Funds Flow Memorandum” has the meaning specified in Section 4.9 of this Agreement. “GAAP” means United States generally accepted accounting principles as of the date of this Agreement.

3

“Green Attributes” means any and all credits, benefits, emissions reductions, offsets, and allowances, howsoever entitled, attributable to the generation from the Solar Facility of electricity purchased by Purchaser, and its displacement of conventional energy generation. Green Attributes include but are not limited to REC’s, as well as (a) any avoided emissions of pollutants to the air, soil or water such as sulfur oxides, nitrogen oxides, carbon monoxide and other  pollutants,  (b)  any  avoided  emissions  of  carbon  dioxide,  methane,  nitrous  oxide, hydrofluorocarbons, perfluorocarbons, sulfur hexafluoride and other greenhouse gases that have been determined by the United Nations Intergovernmental Panel on Climate Change, or otherwise by law, to contribute to the actual or potential threat of altering the Earth’s climate by trapping heat in the atmosphere and (c) the reporting rights to these avoided emissions, such as Reporting Rights. Green Attributes do not include Environmental Financial Incentives or Tax Benefits.

“Hazardous Materials” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for the purposes of) (i) the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.) or the regulations thereunder, (ii) the Resource, Conservation and Recovery Act, as amended, (42 U.S.C. § 6901, et seq.), (iii) the Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613), (iv) the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.), (v) hazardous air pollutants as defined under CFR Title 40, Parts 60 and 61, or (vi) water pollutants under the provisions of the Federal Water Pollution Act, 33 U.S.C. § 1251 et seq., or the regulations thereunder, (vii) the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. § 1101, et seq.), or (viii) any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material as now or at any time hereinafter enacted.

“HCGETC” has the meaning specified in Section 1.2(b) of this Agreement. “Holdback Funds” has the meaning specified in Section 1.6(d) of this Agreement.

“Immediate Family Member” means any spouse, sibling (related by blood or adoption to such Person), offspring or parent of an individual.

“Indebtedness” means, with respect to Seller, without duplication: (i) all obligations for borrowed money or in respect of loans or advances; (ii) the deferred price of property or services, (iii) all obligations evidenced by bonds, debentures, notes, interest rate swap agreements or other similar instruments or debt securities; (iv) all deferred indebtedness or Liabilities of Seller for the payment of the purchase price of property or assets purchased or for services rendered (other than current accounts payable incurred in the Ordinary Course of Business); (v) all obligations of Seller to pay rent or other payment amounts under a lease (other than current accounts payable incurred in the Ordinary Course of Business); (vi) all obligations of Seller to pay a liability on the face of a balance sheet prepared in accordance with GAAP; (vii)  all outstanding reimbursement obligations of Seller with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of Seller; (viii) obligations under guarantees, indemnity agreements and similar agreements; and (ix) all obligations to pay guaranteed payments, bonus, severance, change of control, retention or other payments or other similar forms of compensation to directors, officers, partners, managers, members, the Owners, employees, consultants or agents, together with the employer portion of any employment Taxes payable in respect of the foregoing.

4

“Indemnified Party” has the meaning specified in Section 9.4(a) of this Agreement.

“Indemnifying Party” has the meaning specified in Section 9.4(a) of this Agreement.

“Intellectual Property” means all (i) inventions, patents, patent applications, patent disclosures, registrations and applications for registrations, (ii) trademarks, service marks, trade dress, logos, trade names and domain names, including common law rights, the goodwill associated therewith and applications for registration thereof, (iii) works of authorship, copyrights and registrations and applications for registration thereof, (iv) confidential and proprietary information, including trade secrets, know-how, processes, methods, techniques, customer and supplier lists, and marketing plans and materials, (v) software (including source code, object code, data, databases, and documentation thereof), (vi) other proprietary and intellectual property rights, (vii) copies and tangible embodiments of any of the foregoing (in whatever form or medium), and (viii) rights to sue and recover any damages, profits and other remedies for any past, present or future infringement, misappropriation or other violation of any of the foregoing.

“Inventory” means all inventory, merchandise, finished goods, work-in-process, raw materials, spare parts, packaging, samples, demonstration equipment, parts, goods in transit, in each case whether located at the Leased Real Property or not.

“Knowledge of Seller” (or similar phrases including “Seller’s Knowledge”) means the actual knowledge of any of the Owners and any of the officers and managers of Seller or constructive knowledge after due inquiry.

“Leased Real Property” has the meaning specified in Section 2.6(a) of this Agreement and includes, without limitation, the Solar Site Lease.

“Legal Requirement” means any rule, law, code, statute, regulation, ordinance or other binding action of or by an Authority.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“License Agreements” has the meaning specified in Section 2.11(b) of this Agreement. “Lien” means any claim, lien, pledge, option, charge, security interest, mortgage, right-of-way, easement, covenant, encumbrance, hypothecation, or other right or similar arrangement of any kind or nature whatsoever.

“Losses” means any claims, liabilities, losses, damages, deficiencies, assessments, judgments, fines, penalties, remediations, settlement obligations, and costs or expenses (including reasonable attorneys’, consultants’ and experts’ fees and expenses) of any nature.

5

“Material Adverse Effect” means the occurrence of any one or more events, circumstances, conditions or changes which have, or which would reasonably be expected to have, a material adverse effect on the Solar Facility, the Assets, the financial condition, results of operations, or prospects of the Solar Facility, taken as a whole.

“Order” means any decree, order, judgment, writ, injunction (temporary or permanent), rule, ruling, legal restraint, award, formal or informal directive or notice, prohibition or consent of or by or from an Authority.

“Ordinary Course of Business” means the ordinary course of normal day-to-day business, consistent with past custom and practice.

“Output” means and is limited to, the electricity produced by the Solar Facility and delivered to a purchaser of the electricity.

“Owners” means the holders of any membership interest of Seller. “Parties” has the meaning specified in the preamble to this Agreement.

“Permits” means all permits, licenses, registrations, agreements, bonds, provider numbers, approvals, accreditation, certificates, orders, and other consents and authorizations, in each case, from any Authority or other Person (including without limitation those relating to the occupancy or use of Leased Real Property) issued to or held by Seller and necessary or required for Seller and the Solar Facility to be in compliance with all Legal Requirements and Orders both before and after the Closing.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture, association or other organization, whether or not a legal entity, or Authority.

“PPA” has the meaning specified in the recitals to this Agreement. “Proceeding” has the meaning specified in Section 9.4(a) of this Agreement.

“Proposed Final Closing Prorations” has the meaning specified in Section 1.7(d) of this Agreement

“Purchase Price” has the meaning specified in Section 1.6(a) of this Agreement. “Real Property Leases” has the meaning specified in Section 2.6 of this Agreement.

“REC’s” means all certificates (including tradable renewable certificates), “green tags,” or other transferable indicia denoting carbon offset credits or indicating generation of a particular quantity of energy from a renewable energy source by a renewable energy facility attributed to the output created under a renewable energy, emission reduction, or other reporting program adopted by a governmental authority, including those renewable energy certificates that meet the requirements for a purchaser’s renewable portfolio standard under the RPS Law.

6

“Reporting Rights” means the right of Purchaser to report to any federal, state or local agency, authority or other party, including without limitation under Section 1605(b) of the Energy Policy Act of 1992 and provisions of the Energy Policy Act of 2005, or under any present or future domestic, international or foreign emissions trading program, that Seller owns the Green Attributes, including the REC’s, associated with the Energy Output.

“RETITC” has the meaning specified in Section 1.2(b) of this Agreement. “RPS Law” has the meaning specified in Section 1.2(b) of this Agreement. “Security Fence” has the meaning specified in Section 4.10 of this Agreement. “Seller” has the meaning specified in the preamble to this Agreement.

“Seller Indemnitees” has the meaning specified in Section 9.3 of this Agreement. “Solar Facility” has the meaning specified in the recitals to this Agreement. “Solar Site Lease” has the meaning specified in the recitals to this Agreement.

“Subsidiary” of any Person, means, from time to time, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary or contingent voting power to elect directors of such corporation is owned by such Person directly or indirectly through Subsidiaries of such Person, and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person directly or indirectly through any Subsidiaries has more than a 50% equity interest or is a general or managing partner.

“Tax” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto.

“Tax Benefits” means all federal, state and local tax deductions, tax credits, tax grants, and other tax benefits available to taxpayers, including grants under Section 1603 of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, the RETITC, the HCGETC, and the Honolulu real property tax exemption, Honolulu City Counsel Bill 58 dated October 1, 2009, as well as any replacements or modifications to such tax deductions, credits, grants or benefits.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and including any amendment thereof.

“Taxing Authority” means the Internal Revenue Service and any other Federal, state, local or foreign Authority which has the right to impose Taxes on Seller.

“Transaction Documents” means this Agreement and each of the other agreements, documents and instruments contemplated hereby and thereby to be delivered by Seller and Buyer at Closing.

7

Exhibit B

Bill of Sale and Assignment and Assumption Agreement

BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Agreement”) is made as of___________________, 2014, at 11:59:59 p.m. (PDT) (the “Effective Time”), by and among SSA Solar of HI, LLC, a Hawaii limited liability company (“Buyer”) and Waianae PV-02 LLC a Hawaii limited liability company (“Seller”). Buyer and Seller are referred to collectively as the “Parties” and each individually as a “Party.” Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant and subject to the terms and conditions of an Asset Purchase Agreement dated of even date herewith by and between the Buyer and Seller (the “Purchase Agreement”), Seller is causing the Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer; and

WHEREAS, in connection with the sale of the Assets to the Buyer, the Buyer and Seller wish to provide for the limited assumption by the Buyer of certain obligations of Seller;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

1.

Effective as of the Effective Time, Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer all of its right, title and interest, to and in each of the Assets, to have and to hold the same unto Buyer and its successors and assigns forever.

2.

Effective as of the Effective Time, Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer (collectively, the “Assignment”) all of its right, title, benefit, privileges and interest in and to, and all of Seller’s burdens, obligations and liabilities in connection with each of the Assumed Liabilities. Buyer hereby accepts such Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms, provisions and covenants, and to pay and discharge all of the liabilities of Seller to be observed, performed, paid or discharged from and after the Closing, in connection with the Assumed Liabilities. Buyer assumes no Liabilities, other than Assumed Liabilities, and the Parties agree that all such Liabilities, other than Assumed Liabilities, shall remain the sole responsibility of Seller.

3.

Each of the Parties agrees, at its own expense, to execute, deliver, at the request of the other Parties, such further instruments of transfer and assignment and to take such other action as such other Party may reasonably request to more effectively consummate the assignments and assumptions contemplated hereby.

1

4.

Notwithstanding anything to the contrary contained herein: (a) nothing contained in this Agreement is intended to provide any rights to Seller (beyond those rights expressly provided to Seller in the Purchase Agreement); (b) nothing contained in this Agreement is intended to impose any obligations or liabilities on the Buyer (beyond those obligations and liabilities expressly imposed on the Buyer in the Purchase Agreement); and (c) nothing contained in this Agreement is intended to limit or expand any of the rights or remedies available to the Buyer under the Purchase Agreement.

5.

Nothing contained in this Agreement is intended to provide any right or remedy to any person or entity, other than Seller and Buyer.

6.

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Florida (without giving effect to principles of conflicts of laws).

[Remainder of page intentionally left blank; signatures commence on next page.]

2

The Parties to this Agreement have caused it to be executed and delivered as of the date first written above.

BUYER:

SSA SOLAR OF HI, LLC

By: _____________________

Name:

Title:

SELLER:

WAIANAE PV-02 LLC

By: _____________________

Name:

Title:

[Signature Page to Bill of Sale and Assignment and Assumption Agreement]

3